UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-27403

Date of Report: March 22, 2007

WHITNEY INFORMATION NETWORK, INC.
(Exact name of registrant as specified in its charter)

COLORADO	84-1475486
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1612 Cape Coral Parkway, Cape Coral Florida 33904
(Address of principal executive offices)

(239) 542-0643
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2007,  Stephen L. Cootey, a member of the Board of Directors of Whitney Information Network, Inc. (the “Company”) resigned from its Board of Directors.  Mr. Cootey was Chairman of the Compensation Committee.

On March 23, 2007, Anthony B. Petrelli, a member of the Board of Directors of the Company resigned.  Mr. Petrelli was a member of the Audit Committee, the Governance and Nominating Committee and the Special Committee.

Copies of Messrs. Cootey and Petrelli’s resignation notifications are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01.                  Other Items.

On March 22, 2007, a complaint was received by a subsidiary of the Company.  The complaint is styled Glenn Acciard, et. al. vs. Russell Whitney, individually, John Kane, individually and Whitney Education Group, Inc. (a subsidiary of the Company), et. al., Case No. 07-CA-002190 in the Circuit Court of the Fifth Judicial Court in and for Lee County, Florida alleging that the Company and 18 other defendants, including two executive officers of the Company, breached certain of their fiduciary duties to the named plaintiffs, all of whom were alleged students of the Company. The allegations in the complaint include claims of constructive and common law fraud and other violations.

The Company intends to vigorously defend this action.

Item 9.01.                  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Resignation notification issued by Stephen L. Cootey on March 22, 2007
99.2	Resignation notification issued by Anthony B. Petrelli on March 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC.

Date: March 23, 2007	/s/ Alfred R. Novas
Alfred R. Novas
Co-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Resignation notification issued by Stephen L. Cootey on March 22, 2007
99.2	Resignation notification issued by Anthony B. Petrelli on March 23, 2007